Exhibit 99.1

News Release

JLL Reports Financial Results for Second-Quarter 2022
Revenue up 17% (21% in local currency1) to $5.3 billion; fee revenue1 grew 19% (23% in local currency) to $2.1 billion
CHICAGO, August 3, 2022 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the second quarter of 2022 with diluted earnings per share of $3.90, up from $3.82 in the prior-year quarter, and adjusted diluted earnings per share1 of $4.48, up from $4.20 last year.
•Top-line expansion was broad-based as most segments achieved 20% or greater growth
◦Higher deal volume in the Americas and EMEA led the 28% increase in Capital Markets fee revenue
◦Strong leasing performance continued across several asset classes, driving 23% growth in Markets Advisory fee revenue
◦Outsourcing wins and greater demand in Project Management contributed to the 19% increase in Work Dynamics fee revenue
•Incremental headcount and investments to support existing and future growth more than offset higher revenue
•Nearly $300 million of share repurchases this quarter, continuing the return of capital to shareholders
"JLL showed strong and resilient performance through the second quarter, with double-digit fee revenue growth across nearly all of our business lines,” said Christian Ulbrich, JLL CEO. “We continue to see significant growth opportunities and intend to strategically invest in people and technology through the cycle in areas of our business which we believe will drive outperformance in the coming years. Our investment-grade balance sheet and free cash flow allow us to make these investments while continuing to return capital to shareholders.”

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	% Change in USD	% Change in LC	2022	2021	% Change in USD	% Change in LC

Revenue	$5,278.4	$4,495.0	17%	21%	$10,079.8	$8,532.1	18%	21%
Fee revenue[1]	2,138.8	1,794.3	19	23	4,039.3	3,218.8	25	29

Net income attributable to common shareholders	$193.9	$200.0	(3)%	(1)%	$339.5	$303.0	12%	15%
Adjusted net income attributable to common shareholders[1]	222.4	220.1	3	5	399.3	329.8	22	26

Diluted earnings per share	$3.90	$3.82	2%	4%	$6.75	$5.80	16%	19%
Adjusted diluted earnings per share[1]	4.48	4.20	9	9	7.94	6.31	27	28

Adjusted EBITDA[1]	$359.0	$332.4	8%	10%	$632.6	$522.5	21%	23%

Free Cash Flow[6]	$136.7	$180.5	(24)%	n/a	$(626.3)	$(315.9)	(98)%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Second-Quarter 2022 - Page 2
Consolidated Second-Quarter 2022 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Markets Advisory	$1,118.2	$951.3	18%	20%	$2,117.7	$1,744.0	21%	24%
Capital Markets	684.5	552.1	24	28	1,285.1	963.8	33	37
Work Dynamics	3,310.5	2,836.2	17	21	6,344.1	5,534.3	15	18
JLL Technologies	50.7	39.6	28	29	100.1	83.0	21	21
LaSalle	114.5	115.8	(1)	5	232.8	207.0	12	18
Total revenue	$5,278.4	$4,495.0	17%	21%	$10,079.8	$8,532.1	18%	21%
Gross contract costs[1]	(3,128.4)	(2,695.0)	16	20	(6,032.9)	(5,297.9)	14	17
Net non-cash MSR and mortgage banking derivative activity	(11.2)	(5.7)	96	94	(7.6)	(15.4)	(51)	(51)
Total fee revenue[1]	$2,138.8	$1,794.3	19%	23%	$4,039.3	$3,218.8	25%	29%
Markets Advisory	855.8	711.0	20	23	1,597.0	1,263.6	26	29
Capital Markets	660.7	533.5	24	28	1,252.2	926.7	35	39
Work Dynamics	467.0	408.5	14	19	877.5	772.0	14	17
JLL Technologies	48.0	32.8	46	48	93.3	62.7	49	50
LaSalle	107.3	108.5	(1)	5	219.3	193.8	13	19
Operating income	$235.1	$224.3	5%	6%	$410.8	$305.0	35%	37%
Equity earnings	$53.6	$40.8	31%	31%	$72.1	$89.3	(19)%	(19)%
Adjusted EBITDA[1]	$359.0	$332.4	8%	10%	$632.6	$522.5	21%	23%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Second-Quarter 2022 - Page 3
The company achieved revenue and fee revenue increases of 21% and 23%, respectively, compared with the prior-year quarter. Year-over-year fee revenue growth was substantially all organic, broad-based across all segments, and led by transaction-based businesses within Markets Advisory and Capital Markets, which increased 23% and 28%, respectively. In addition, annuity-based businesses continued to deliver solid fee revenue growth as Workplace Management within Work Dynamics, for example, grew 15%. LaSalle's 23% increase in advisory fees was mostly offset by lower incentive fees. The following charts reflect revenue and fee revenue by segment for the current quarter, as well as the proportion of revenue and fee revenue growth by segment, compared with the second quarter of 2021.
Refer to segment performance highlights for additional detail.

Q2 2022 Revenue by Segment

2%
21%
1%
13%
63%
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

Q2 2022 Fee Revenue by Segment

5%
2%
40%
22%
31%
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

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JLL Reports Financial Results for Second-Quarter 2022 - Page 4
Net income attributable to common shareholders for the second quarter was $193.9 million, compared with $200.0 million in 2021, and Adjusted EBITDA was $359.0 million, compared with $332.4 million last year.
Diluted earnings per share for the second quarter were $3.90, up from $3.82 in 2021; adjusted diluted earnings per share were $4.48, compared with $4.20 last year.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 16.8% in USD (and 16.5% local currency), compared with 18.5% in 2021. The net decrease in margin was primarily due to higher compensation expense - including higher commissions and increased headcount - as well as higher T&E and marketing expenses as business normalizes compared with the prior-year quarter. These drivers more than offset the fee revenue growth.
Net income attributable to common shareholders was $339.5 million for the six months ended June 30, 2022, compared with $303.0 million last year, and Adjusted EBITDA was $632.6 million, compared with $522.5 million in 2021. Diluted earnings per share were $6.75 for the six months ended June 30, 2022, up from $5.80 in 2021; adjusted diluted earnings per share were $7.94, compared with $6.31 last year.
Cash Flows and Capital Allocation:
Free Cash Flow6 was an outflow of $626.3 million for the first half of 2022, compared with an outflow of $315.9 million in the prior year. The greater cash outflow was driven by higher annual incentive compensation paid in 2022, compared with 2021, partially offset by an increase in cash provided by earnings. Free Cash Flow was an inflow of $136.7 million for the second quarter of 2022, compared with an inflow of $180.5 million in the prior-year quarter. This lower cash inflow was primarily attributable to higher commission payments made in the current quarter.
In the second quarter of 2022, the company repurchased 1,397,915 shares for $297.7 million. Year to date, 2,013,266 shares were repurchased returning $447.7 million to shareholders, compared with 172,500 shares repurchased and $37.9 million of capital returned in the first half of 2021. As of June 30, 2022, approximately $1.3 billion remained authorized for repurchase under the share repurchase program.
Also in the second quarter of 2022, the company recognized a $10.5 million loss on the disposition of its Russia business. The loss is included in Other income (expense) on the Consolidated Statement of Operations and is excluded from adjusted EBITDA and adjusted diluted earnings per share.
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JLL Reports Financial Results for Second-Quarter 2022 - Page 5
Net Debt, Leverage and Liquidity6:
Total net debt was $1,575.9 million as of June 30, 2022, representing an increase of $244.7 million from March 31, 2022, and an increase of $927.4 million from June 30, 2021. The increase from March 31, 2022, primarily reflected share repurchase activity as discussed in the Capital Allocation section above.
The company's Net Leverage Ratio was 1.0x as of June 30, 2022, up from 0.8x as of March 31, 2022, and up from 0.6x as of June 30, 2021.
Corporate Liquidity was $1.9 billion as of June 30, 2022.
Markets Advisory Second-Quarter 2022 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$1,118.2	$951.3	18%	20%	$2,117.7	$1,744.0	21%	24%
Gross contract costs[1]	(262.4)	(240.3)	9	12	(520.7)	(480.4)	8	11
Fee revenue[1]	$855.8	$711.0	20%	23%	$1,597.0	$1,263.6	26%	29%
Leasing	703.5	568.6	24	26	1,300.4	980.8	33	35
Property Management	122.2	114.7	7	10	240.8	229.0	5	8
Advisory, Consulting and Other	30.1	27.7	9	14	55.8	53.8	4	8
Segment operating income	$116.2	$94.7	23%	25%	$207.6	$144.9	43%	45%
Adjusted EBITDA[1]	$134.0	$113.9	18%	20%	$245.2	$179.9	36%	38%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Markets Advisory revenue and fee revenue growth was led by Leasing, largely attributable to the U.S. (75% of the Leasing fee revenue increase on a local currency basis), a result of increases in average deal size and volume over the prior-year quarter. Specifically for the U.S., the industrial sector growth was due to larger average deal size, reflecting elevated demand with more limited supply, while the increase in the office sector was substantially due to higher deal volume. In addition to the increased revenues in the U.S., EMEA Leasing grew 42% versus the prior-year quarter, propelled primarily by growth in average transaction size within office.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 15.7% in USD (15.6% in local currency), compared with 16.0% in 2021. The lower margin was primarily due to higher compensation expenses - driven largely by revenue producers achieving higher commission tiers earlier in 2022 compared with 2021 and additional headcount to meet increased business demand - and incremental T&E and marketing expenses. These drivers were partially offset by the increased revenue described above as well as the timing of non-commission incentive compensation accruals, reflecting changes in annual compensation plans from 2021 to 2022, which resulted in a lower percentage of expected full-year incentive compensation accrued this quarter compared with the prior year.
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JLL Reports Financial Results for Second-Quarter 2022 - Page 6
Capital Markets Second-Quarter 2022 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$684.5	$552.1	24%	28%	$1,285.1	$963.8	33%	37%
Gross contract costs[1]	(12.6)	(12.9)	(2)	8	(25.3)	(21.7)	17	26
Net non-cash MSR and mortgage banking derivative activity	(11.2)	(5.7)	96	94	(7.6)	(15.4)	(51)	(51)
Fee revenue[1]	$660.7	$533.5	24%	28%	$1,252.2	$926.7	35%	39%
Investment Sales, Debt/Equity Advisory and Other	528.0	413.4	28	31	996.5	699.4	42	46
Valuation Advisory	92.3	89.5	3	10	175.4	166.7	5	11
Loan Servicing	40.4	30.6	32	32	80.3	60.6	33	32
Segment operating income	$121.8	$110.1	11%	14%	$220.0	$161.5	36%	39%
Adjusted EBITDA[1]	$126.7	$120.8	5%	8%	$244.9	$179.9	36%	39%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Capital Markets fee revenue growth was broad-based, led by increases in debt advisory and investment sales. Within Investment Sales, Debt/Equity Advisory and Other, nearly all major asset classes grew compared with prior-year quarter, notably in the retail, land and residential sectors. Higher Loan Servicing revenue was attributable to (i) continued growth of the servicing portfolio, particularly from loans originated under the Fannie Mae DUS program (approximately 55% of the increase) and (ii) incremental prepayment fees.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 19.2% in USD (and 19.1% local currency), compared with 22.6% in 2021. The reduction in margin was primarily due to increased compensation expense from incremental headcount and higher commissions, and an increase in T&E and marketing expenses. These drivers were partially offset by the fee revenue growth described above and reductions in other variable compensation plans as a result of changes to the commission structures.
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JLL Reports Financial Results for Second-Quarter 2022 - Page 7
Work Dynamics Second-Quarter 2022 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$3,310.5	$2,836.2	17%	21%	$6,344.1	$5,534.3	15%	18%
Gross contract costs[1]	(2,843.5)	(2,427.7)	17	21	(5,466.6)	(4,762.3)	15	18
Fee revenue[1]	$467.0	$408.5	14%	19%	$877.5	$772.0	14%	17%
Workplace Management	184.9	164.9	12	15	366.9	318.3	15	18
Project Management	214.9	184.5	16	22	390.6	347.7	12	17
Portfolio Services and Other	67.2	59.1	14	17	120.0	106.0	13	16
Segment operating income	$39.7	$34.7	14%	12%	$58.1	$43.3	34%	30%
Adjusted EBITDA[1]	$57.6	$51.2	13%	13%	$92.8	$76.1	22%	21%
"Workplace Management" was previously called Integrated Facilities Management (IFM). "Project Management" was previously called Project & Development Services.
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Revenue growth for Work Dynamics was led by the commencement of Workplace Management services for new client wins and expansion of existing global mandates, predominantly in the United States. Project Management also meaningfully contributed to revenue growth and led fee revenue growth for the segment, largely from higher project demand which is approaching pre-pandemic levels.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 12.4% in USD (11.9% in local currency), compared with 12.5% in 2021. The slight margin contraction was attributable to incremental investments in people, consistent with the first quarter, and was substantially offset by the revenue increases described above.
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JLL Reports Financial Results for Second-Quarter 2022 - Page 8
JLL Technologies Second-Quarter 2022 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$50.7	$39.6	28%	29%	$100.1	$83.0	21%	21%
Gross contract costs[1]	(2.7)	(6.8)	(60)	(61)	(6.8)	(20.3)	(67)	(67)
Fee revenue[1]	$48.0	$32.8	46%	48%	$93.3	$62.7	49%	50%
Segment operating loss	$(35.6)	$(19.9)	(79)%	(82)%	$(70.5)	$(43.4)	(62)%	(63)%
Equity earnings	$44.7	$16.2	176%	177%	$63.5	$50.8	25%	25%
Adjusted EBITDA[1]	$12.9	$(1.5)	960%	906%	$0.6	$12.5	(95)%	(95)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
JLL Technologies top-line growth included $8.3 million of incremental fee revenue from acquisitions closed in the second half of 2021. Organic fee revenue increased 22%, driven by new customers as well as growth from existing customers in software and solutions offerings.
Equity earnings in both years were attributable to valuation increases to JLL Technologies' investments in proptech funds and early to mid-stage proptech companies, primarily reflecting subsequent financing rounds at increased per-share values.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 27.0% in USD (25.7% in local currency), compared with negative 4.6% in 2021. The margin expansion was due to higher equity earnings, partially offset by incremental compensation related to recent acquisitions and the continued ramp up of operations to support future growth.
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JLL Reports Financial Results for Second-Quarter 2022 - Page 9
LaSalle Second-Quarter 2022 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2022	2021			2022	2021
Revenue	$114.5	$115.8	(1)%	5%	$232.8	$207.0	12%	18%
Gross contract costs[1]	(7.2)	(7.3)	(1)	—	(13.5)	(13.2)	2	3
Fee revenue[1]	$107.3	$108.5	(1)%	5%	$219.3	$193.8	13%	19%
Advisory fees	98.2	84.9	16	23	188.9	164.2	15	21
Transaction fees and other	8.1	8.4	(4)	1	25.2	14.4	75	85
Incentive fees	1.0	15.2	(93)	(93)	5.2	15.2	(66)	(65)
Segment operating income	$18.9	$22.8	(17)%	(18)%	$41.0	$34.0	21%	26%
Equity earnings	$7.0	$23.4	(70)%	(70)%	$5.1	$36.4	(86)%	(86)%
Adjusted EBITDA[1]	$27.8	$48.0	(42)%	(42)%	$49.1	$74.1	(34)%	(31)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle advisory fee growth was concentrated in core open-end funds, driven by strong capital raising and increases in fair value of assets under management over the trailing twelve months. Prior-year incentive fees, which did not reoccur in the current quarter, related to real estate dispositions on behalf of clients, predominantly in Asia Pacific.
Current quarter's equity earnings included a loss of $1.9 million due to negative share price movement for a co-investment in a LaSalle-managed publicly traded REIT in Japan, whereas the prior-year quarter reflected a $9.5 million gain related to the same investment. In addition, equity earnings in the prior-year quarter were also partially driven by the recovery of pandemic-driven valuation declines in 2020.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 26.0% in USD (24.3% in local currency), compared with 44.2% in 2021. The margin contraction was primarily attributable to the decrease in equity earnings, which drove over 80% of the margin contraction, and lower incentive fees, partially offset by higher advisory fees and incremental advisory fee platform scale.
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JLL Reports Financial Results for Second-Quarter 2022 - Page 10
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $19.4 billion, operations in over 80 countries and a global workforce of more than 102,000 as of June 30, 2022. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, August 3, 2022, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone.

Supplemental Information	Contact
Supplemental information regarding the second quarter 2022 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2022	2021	2022	2021

Revenue	$5,278.4	$4,495.0	$10,079.8	$8,532.1

Operating expenses:
Compensation and benefits	$2,554.4	$2,208.8	$4,965.2	$4,197.8
Operating, administrative and other	2,407.6	1,989.3	4,548.6	3,886.5
Depreciation and amortization	55.4	54.5	109.8	107.5
Restructuring and acquisition charges[3]	25.9	18.1	45.4	35.3
Total operating expenses	5,043.3	4,270.7	9,669.0	8,227.1

Operating income	235.1	224.3	410.8	305.0

Interest expense, net of interest income	15.7	10.6	25.9	21.0
Equity earnings	53.6	40.8	72.1	89.3
Other income (expense)(a)	135.3	(0.2)	135.5	11.6

Income before income taxes and noncontrolling interest	408.3	254.3	592.5	384.9
Income tax provision	72.8	54.9	113.1	83.1
Net income	335.5	199.4	479.4	301.8

Net income (loss) attributable to noncontrolling interest(a)	141.6	(0.6)	139.9	(1.2)

Net income attributable to common shareholders	$193.9	$200.0	$339.5	$303.0

Basic earnings per common share	$3.98	$3.90	$6.89	$5.91
Basic weighted average shares outstanding (in 000's)	48,718	51,288	49,247	51,231

Diluted earnings per common share	$3.90	$3.82	$6.75	$5.80
Diluted weighted average shares outstanding (in 000's)	49,651	52,324	50,292	52,253

Please reference accompanying financial statement notes.

(a) During the second quarter of 2022, Other income included a $142.3 million gain by a consolidated variable interest entity in which the company held no equity interest. This gain, therefore, is also included in the period's net income attributable to noncontrolling interest. As a result, there is no net impact to Net income attributable to common shareholders (or other measures like Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share).

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
MARKETS ADVISORY
Compensation, operating and administrative expenses	$984.7	$839.9	$1,875.7	$1,566.5
Depreciation and amortization	17.3	16.7	34.4	32.6
Total segment operating expenses	1,002.0	856.6	1,910.1	1,599.1
Gross contract costs[1]	(262.4)	(240.3)	(520.7)	(480.4)
Total fee-based segment operating expenses	$739.6	$616.3	$1,389.4	$1,118.7

Segment operating income	$116.2	$94.7	$207.6	$144.9
Add:
Equity earnings	0.4	0.1	0.9	0.5
Depreciation and amortization(a)	16.3	16.7	33.4	32.6
Other income	132.3	1.7	132.5	0.6
Net (income) loss attributable to noncontrolling interest	(141.7)	0.7	(139.7)	1.3
Adjustments:
Loss on disposition	10.5	—	10.5	—
Adjusted EBITDA[1]	$134.0	$113.9	$245.2	$179.9

CAPITAL MARKETS
Compensation, operating and administrative expenses	$547.3	$425.3	$1,034.1	$769.7
Depreciation and amortization	15.4	16.7	31.0	32.6
Total segment operating expenses	562.7	442.0	1,065.1	802.3
Gross contract costs[1]	(12.6)	(12.9)	(25.3)	(21.7)
Total fee-based segment operating expenses	$550.1	$429.1	$1,039.8	$780.6

Segment operating income	$121.8	$110.1	$220.0	$161.5
Add:
Equity earnings	0.6	1.4	1.4	1.8
Depreciation and amortization	15.4	16.7	31.0	32.6
Other income (expense)	0.1	(1.7)	0.1	(0.6)
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	(11.2)	(5.7)	(7.6)	(15.4)
Adjusted EBITDA[1]	$126.7	$120.8	$244.9	$179.9
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
WORK DYNAMICS
Compensation, operating and administrative expenses	$3,253.8	$2,784.7	$6,252.5	$5,458.0
Depreciation and amortization	17.0	16.8	33.5	33.0
Total segment operating expenses	3,270.8	2,801.5	6,286.0	5,491.0
Gross contract costs[1]	(2,843.5)	(2,427.7)	(5,466.6)	(4,762.3)
Total fee-based segment operating expenses	$427.3	$373.8	$819.4	$728.7

Segment operating income	$39.7	$34.7	$58.1	$43.3
Add:
Equity earnings (losses)	0.9	(0.3)	1.2	(0.2)
Depreciation and amortization	17.0	16.8	33.5	33.0
Adjusted EBITDA[1]	$57.6	$51.2	$92.8	$76.1

JLL TECHNOLOGIES
Compensation, operating and administrative expenses(a)	$82.4	$57.3	$162.9	$121.3
Depreciation and amortization	3.9	2.2	7.7	5.1
Total segment operating expenses	86.3	59.5	170.6	126.4
Gross contract costs[1]	(2.7)	(6.8)	(6.8)	(20.3)
Total fee-based segment operating expenses	$83.6	$52.7	$163.8	$106.1

Segment operating loss	$(35.6)	$(19.9)	$(70.5)	$(43.4)
Add:
Equity earnings	44.7	16.2	63.5	50.8
Depreciation and amortization	3.9	2.2	7.7	5.1
Other income	2.9	—	2.9	12.0
Adjustments:
Gain on disposition	(3.0)	—	(3.0)	(12.0)
Adjusted EBITDA[1]	$12.9	$(1.5)	$0.6	$12.5

(a) Included in Compensation, operating and administrative expenses for JLL Technologies is carried interest expense related to equity earnings of the segment. Such amounts were $9.8 million and $16.0 million for the three and six months ended June 30, 2022, respectively, and $4.6 million and $8.8 million for the three and six months ended June 30, 2021.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
LASALLE
Compensation, operating and administrative expenses	$93.8	$90.9	$188.6	$168.8
Depreciation and amortization	1.8	2.1	3.2	4.2
Total segment operating expenses	95.6	93.0	191.8	173.0
Gross contract costs[1]	(7.2)	(7.3)	(13.5)	(13.2)
Total fee-based segment operating expenses	$88.4	$85.7	$178.3	$159.8

Segment operating income	$18.9	$22.8	$41.0	$34.0
Add:
Equity earnings	7.0	23.4	5.1	36.4
Depreciation and amortization	1.8	2.1	3.2	4.2
Other expense	—	(0.2)	—	(0.4)
Net loss (income) attributable to noncontrolling interest	0.1	(0.1)	(0.2)	(0.1)
Adjusted EBITDA[1]	$27.8	$48.0	$49.1	$74.1

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows[4] (Unaudited)
	Six Months Ended June 30,
(in millions)	2022	2021

Net cash used in operating activities	$(539.4)	$(246.1)

Net cash used in investing activities	(63.1)	(213.8)

Net cash provided by financing activities	601.3	314.7

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(37.6)	(9.7)

Net change in cash, cash equivalents and restricted cash	$(38.8)	$(154.9)

Cash, cash equivalents and restricted cash, beginning of year	841.6	839.8

Cash, cash equivalents and restricted cash, end of period	$802.8	$684.9

Reconciliation to Free Cash Flow
	Six Months Ended June 30,
(in millions)	2022	2021

Net cash used in operating activities	$(539.4)	$(246.1)

Net capital additions - property and equipment	(86.9)	(69.8)

Free Cash Flow[6]	$(626.3)	$(315.9)

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	June 30,	December 31,		June 30,	December 31,
(in millions, except share and per share data)	2022	2021		2022	2021
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$568.0	$593.7	Accounts payable and accrued liabilities	$947.0	$1,262.8
Trade receivables, net of allowance	1,859.8	2,004.1	Reimbursable payables	1,308.3	1,350.0
Notes and other receivables	400.6	389.3	Accrued compensation and benefits	1,351.1	2,029.5
Reimbursable receivables	1,780.0	1,734.5	Short-term borrowings	128.3	147.9
Warehouse receivables	634.8	822.3	Current maturities of long-term debt, net	274.8	274.7
Short-term contract assets, net of allowance	354.3	343.1	Short-term contract liability and deferred income	235.4	208.2
Prepaid and other	552.3	500.7	Short-term acquisition-related obligations	47.5	45.8
Total current assets	6,149.8	6,387.7	Warehouse facilities	622.3	795.7
Property and equipment, net of accumulated depreciation	731.7	740.0	Short-term operating lease liability	153.1	153.8
Operating lease right-of-use asset	771.4	723.4	Other	269.4	218.1
Goodwill	4,519.9	4,611.6	Total current liabilities	5,337.2	6,486.5
Identified intangibles, net of accumulated amortization	871.9	887.0	Noncurrent liabilities:
Investments	901.9	745.7	Credit facility, net of debt issuance costs	1,364.3	138.2
Long-term receivables	289.2	316.4	Long-term debt, net of debt issuance costs	364.4	395.6
Deferred tax assets, net	277.9	330.8	Long-term deferred tax liabilities, net	211.6	179.7
Deferred compensation plans	528.1	528.8	Deferred compensation	490.9	525.4
Other	230.5	233.6	Long-term acquisition-related obligations	54.3	66.3
Total assets	$15,272.3	$15,505.0	Long-term operating lease liability	748.6	714.4
			Other	547.1	577.7
			Total liabilities	$9,118.4	$9,083.8

			Redeemable noncontrolling interest	$7.2	$7.8

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,050.7	2,053.7
			Retained earnings	5,275.4	4,937.6
			Treasury stock	(824.7)	(406.3)
			Shares held in trust	(5.1)	(5.2)
			Accumulated other comprehensive loss	(583.9)	(395.4)
			Total company shareholders' equity	5,912.9	6,184.9
			Noncontrolling interest	233.8	228.5
			Total equity	6,146.7	6,413.4
			Total liabilities and equity	$15,272.3	$15,505.0

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iv)Percentage changes against prior periods, presented on a local currency basis, and
(v)Free Cash Flow.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue. Excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2022, the $7.5 million net loss included $10.5 million of loss related to the disposition of the Russia business, partially offset by a $3.0 million gain related to a disposition within JLL Technologies. In 2021, the $12.0 million gain related to a business disposition within JLL Technologies during the first quarter of 2021.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2022	2021	2022	2021

Revenue	$5,278.4	$4,495.0	$10,079.8	$8,532.1
Gross contract costs[1]	(3,128.4)	(2,695.0)	(6,032.9)	(5,297.9)
Net non-cash MSR and mortgage banking derivative activity	(11.2)	(5.7)	(7.6)	(15.4)
Fee revenue	$2,138.8	$1,794.3	$4,039.3	$3,218.8

Operating expenses	$5,043.3	$4,270.7	$9,669.0	$8,227.1
Gross contract costs[1]	(3,128.4)	(2,695.0)	(6,032.9)	(5,297.9)
Fee-based operating expenses	$1,914.9	$1,575.7	$3,636.1	$2,929.2

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended June 30,		Six months ended June 30,
($ in millions)	2022	2021	2022	2021

Net income attributable to common shareholders	$193.9	$200.0	$339.5	$303.0
Add:
Interest expense, net of interest income	15.7	10.6	25.9	21.0
Provision for income taxes	72.8	54.9	113.1	83.1
Depreciation and amortization(a)	54.4	54.5	108.8	107.5
EBITDA	$336.8	$320.0	$587.3	$514.6
Adjustments:
Restructuring and acquisition charges[3]	25.9	18.1	45.4	35.3
Net loss (gain) on disposition	7.5	—	7.5	(12.0)
Net non-cash MSR and mortgage banking derivative activity	(11.2)	(5.7)	(7.6)	(15.4)
Adjusted EBITDA	$359.0	$332.4	$632.6	$522.5
Net income margin attributable to common shareholders	3.7%	4.4%	3.4%	3.6%
Adjusted EBITDA margin	16.5%	18.5%	15.5%	16.2%

	Three months ended June 30,		Six months ended June 30,
(In millions, except share and per share data)	2022	2021	2022	2021

Net income attributable to common shareholders	$193.9	$200.0	$339.5	$303.0
Diluted shares (in thousands)	49,651	52,324	50,292	52,253
Diluted earnings per share	$3.90	$3.82	$6.75	$5.80

Net income attributable to common shareholders	$193.9	$200.0	$339.5	$303.0
Adjustments:
Restructuring and acquisition charges[3]	25.9	18.1	45.4	35.3
Net non-cash MSR and mortgage banking derivative activity	(11.2)	(5.7)	(7.6)	(15.4)
Amortization of acquisition-related intangibles(a)	15.8	13.3	32.7	26.3
Net loss (gain) on disposition	7.5	—	7.5	(12.0)
Tax impact of adjusted items(b)	(9.5)	(5.6)	(18.2)	(7.4)
Adjusted net income attributable to common shareholders	$222.4	$220.1	$399.3	$329.8
Diluted shares (in thousands)	49,651	52,324	50,292	52,253
Adjusted diluted earnings per share	$4.48	$4.20	$7.94	$6.31
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) For the second quarter of 2022, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the first quarter of 2022 and the first and second quarters of 2021, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2022	% Change	2022	% Change
Revenue:
At current period exchange rates	$5,278.4	17%	$10,079.8	18%
Impact of change in exchange rates	174.3	n/a	252.1	n/a
At comparative period exchange rates	$5,452.7	21%	$10,331.9	21%

Fee revenue:
At current period exchange rates	$2,138.8	19%	$4,039.3	25%
Impact of change in exchange rates	67.0	n/a	99.6	n/a
At comparative period exchange rates	$2,205.8	23%	$4,138.9	29%

Operating income:
At current period exchange rates	$235.1	5%	$410.8	35%
Impact of change in exchange rates	3.7	n/a	6.9	n/a
At comparative period exchange rates	$238.8	6%	$417.7	37%

Adjusted EBITDA:
At current period exchange rates	$359.0	8%	$632.6	21%
Impact of change in exchange rates	5.5	n/a	10.5	n/a
At comparative period exchange rates	$364.5	10%	$643.1	23%
2.    As part of the last phase of the company's Beyond transformation, effective January 1, 2022, the company changed from its geographic-centric Real Estate Services segments of Americas, EMEA and Asia Pacific to global business line segments of Markets Advisory, Capital Markets, Work Dynamics and JLL Technologies. The company's real estate investment management business, LaSalle, continues as a reporting segment. Beginning with the first quarter of 2022, the company's financial results are presented on this basis. Comparable periods in 2021 have been recast to align with the new reporting structure.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows restructuring and acquisition charges.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
Severance and other employment-related charges	$8.3	$(0.9)	$11.6	$0.9
Restructuring, pre-acquisition and post-acquisition charges	16.6	17.9	33.5	33.4
Fair value adjustments that resulted in a net decrease to earn-out liabilities from prior-period acquisition activity	1.0	1.1	0.3	1.0
Total restructuring and acquisition charges	$25.9	$18.1	$45.4	$35.3
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the quarter ended June 30, 2022, to be filed with the SEC in the near future.
5.    As of June 30, 2022, LaSalle had $82.1 billion of real estate assets under management (AUM), composed of $39.6 billion invested in separate accounts, $38.3 billion invested in fund management vehicles and $4.2 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $29.1 billion in North America, $20.0 billion in the UK, $13.8 billion in Asia Pacific and $7.5 billion in continental Europe. The remaining $7.5 billion relates to Global Partner Solutions which is a global business line.
    AUM increased 6% in USD (8% in local currency) from $77.8 billion as of March 31, 2022. The AUM increase resulted from (i) $3.9 billion of acquisitions, (ii) $3.1 billion of net valuation increases, partially offset by (iii) $1.1 billion of dispositions and withdrawals and (iv) $1.6 billion of foreign currency decreases.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.4 billion in private equity capital for the quarter ended June 30, 2022.
6.    "Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month adjusted EBITDA.
"Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
"EMEA" is defined as Europe, Middle East and Africa.
7.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorably or unfavorably.

Appendix: Revenue and Fee Revenue Segment Detail

	Three months ended June 30, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$708.4	378.2	31.6	$1,118.2	$549.7	94.4	40.4	$684.5	$2,434.0	754.8	121.7	$3,310.5	$50.7	$114.5	$5,278.4
Gross contract costs[1]	(4.9)	(256.0)	(1.5)	(262.4)	(10.5)	(2.1)	—	(12.6)	(2,249.1)	(539.9)	(54.5)	(2,843.5)	(2.7)	(7.2)	(3,128.4)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(11.2)	—	—	(11.2)	—	—	—	—	—	—	(11.2)
Fee revenue	$703.5	122.2	30.1	$855.8	$528.0	92.3	40.4	$660.7	$184.9	214.9	67.2	$467.0	$48.0	$107.3	$2,138.8

	Three months ended June 30, 2021
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$572.4	347.8	31.1	$951.3	$430.1	91.4	30.6	$552.1	$2,107.2	617.8	111.2	$2,836.2	$39.6	$115.8	$4,495.0
Gross contract costs[1]	(3.8)	(233.1)	(3.4)	(240.3)	(11.0)	(1.9)	—	(12.9)	(1,942.3)	(433.3)	(52.1)	(2,427.7)	(6.8)	(7.3)	(2,695.0)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(5.7)	—	—	(5.7)	—	—	—	—	—	—	(5.7)
Fee revenue	$568.6	114.7	27.7	$711.0	$413.4	89.5	30.6	$533.5	$164.9	184.5	59.1	$408.5	$32.8	$108.5	$1,794.3

Appendix: Revenue and Fee Revenue Segment Detail (continued)

	Six months ended June 30, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$1,309.3	748.7	59.7	$2,117.7	$1,025.8	179.0	80.3	$1,285.1	$4,754.4	1,367.1	222.6	$6,344.1	$100.1	$232.8	$10,079.8
Gross contract costs[1]	(8.9)	(507.9)	(3.9)	(520.7)	(21.7)	(3.6)	—	(25.3)	(4,387.5)	(976.5)	(102.6)	(5,466.6)	(6.8)	(13.5)	(6,032.9)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(7.6)	—	—	(7.6)	—	—	—	—	—	—	(7.6)
Fee revenue	$1,300.4	240.8	55.8	$1,597.0	$996.5	175.4	80.3	$1,252.2	$366.9	390.6	120.0	$877.5	$93.3	$219.3	$4,039.3

	Six months ended June 30, 2021
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$989.0	695.4	59.6	$1,744.0	$732.1	171.1	60.6	$963.8	$4,155.6	1,169.6	209.1	$5,534.3	$83.0	$207.0	$8,532.1
Gross contract costs[1]	(8.2)	(466.4)	(5.8)	(480.4)	(17.3)	(4.4)	—	(21.7)	(3,837.3)	(821.9)	(103.1)	(4,762.3)	(20.3)	(13.2)	(5,297.9)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(15.4)	—	—	(15.4)	—	—	—	—	—	—	(15.4)
Fee revenue	$980.8	229.0	53.8	$1,263.6	$699.4	166.7	60.6	$926.7	$318.3	347.7	106.0	$772.0	$62.7	$193.8	$3,218.8